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                                   EXHIBIT 15

Exhibit 15 Letter re: Unaudited Interim Financial Information

FMC Corporation
Philadelphia, Pennsylvania

Re: Registration Statements on Form S-8 (Nos. 33-10661, 33-7749, 33-41745, 33-48984, 333-18383, 333-24039, 333-62683, 333-64702, 333-68905 and 333-69714)
and the Registration Statement on Form S-3 (No.333-59543).

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated November xx, 2002 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

KPMG LLP


Philadelphia, Pennsylvania
November 14, 2002

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